Exhibit 10.5

FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 28, 2022 (the “Effective Date”), is made by and among NSREIT CB LOAN, LLC, CB LOAN NT-II, LLC, BRIGHTSPIRE CREDIT 3, LLC, BRIGHTSPIRE CREDIT 4, LLC, BRIGHTSPIRE CREDIT 3EU, LLC and BRIGHTSPIRE CREDIT 3UK, LLC, each a Delaware limited liability company (each such Person and any other Person when such Person joins as a Seller hereunder from time to time, individually and/or collectively as the context may require, “Seller”), BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company (“Guarantor”) (for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof), and CITIBANK, N.A., a national banking association (“Buyer”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019, as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of April 14, 2021, that certain Second Amendment to Amended and Restated Master Repurchase Agreement, dated as of August 24, 2021, and that certain Third Amendment to Amended and Restated Master Repurchase Agreement, dated as of January 14, 2022 (as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.    Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)    The definitions of “LIBOR”, “LIBOR Based Transaction”, “LIBOR Based Pricing Rate Determination Date”, and “London Business Day” in Article 2 of the Repurchase Agreement are hereby deleted in their entirety.

(b)    The following definitions in Article 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Benchmark” shall mean, (a) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is the SOFR Average, initially, the SOFR Average and (b) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is Term SOFR, initially, Term SOFR; provided that if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark or with respect to any Transaction, as applicable, then “Benchmark” shall mean, with respect to such then-current Benchmark or with respect to any applicable Transaction, as applicable, the related Benchmark Replacement. Notwithstanding the foregoing, if any setting of any Benchmark as provided above would result in such Benchmark setting being less than the applicable Benchmark Floor, such setting of such Benchmark shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in connection with a SOFR Transition Event, such Unadjusted Benchmark Replacement shall be the SOFR Average or Term SOFR, as applicable (so long as no Benchmark Transition Event and Benchmark Replacement Date has occurred with respect to such rate), as determined by Buyer in its sole discretion. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time”, “SOFR Average”, “SOFR Based Transaction”, “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of interest or price differential, timing of transaction requests, future advance requests, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any benchmark rate (including, without limitation, SOFR, the SOFR Average and Term SOFR), the formula, methodology or convention for applying the successor Benchmark Floor to any benchmark rate (including, without limitation, SOFR, the SOFR Average and Term SOFR) and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark or Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) during which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining such Benchmark (including, without limitation, if the Benchmark (or the published component used in the calculation thereof) is the SOFR Average or Term SOFR, that the SOFR Average or Term SOFR, as applicable, cannot be determined in accordance with the definition thereof) or (b) it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use such Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period. “Buyer” shall have the meaning specified in the introductory paragraph hereof.
“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed and (iii) a day on which commercial banks in London, England or, as it relates to a specific Foreign Purchased Asset, the relevant non-U.S. jurisdiction in which the Mortgaged Property securing the related Foreign Purchased Asset is located or the laws of which otherwise govern the Purchased Asset Documents relating to the subject Foreign Purchased Asset (or as otherwise designated in the Purchased Asset Documents relating to the subject Foreign Purchased Asset and stated in the related Confirmation) are authorized or obligated by law or executive order to be closed.
“Eligibility Criteria” shall mean, with respect to any Eligible Asset, as of the Purchase Date, therefor,
(i)    the proposed Purchased Asset is a Whole Loan, Senior Interest or Mezzanine Loan accruing interest at a floating rate based on the SOFR Average, Term SOFR or any other benchmark rate approved by Buyer in its sole discretion,
(ii)    after giving effect to the purchase of the proposed Purchased Asset, the Portfolio Purchase Price Debt Yield (including the proposed Purchased Asset), as determined by Buyer, will be greater than the Minimum Portfolio Purchase Price Debt Yield,
(iii)    there is no monetary or material non-monetary default or event of default (beyond all applicable notice and grace periods) under the related Purchased Asset Documents,
(iv)    the Mortgaged Property LTV of the proposed Purchased Asset does not exceed the Mortgaged Property LTV Threshold, and
(v)    the maximum term of the proposed Purchased Asset, including all extension options, is not more than five (5) years.
“Pricing Rate Determination Date” shall mean, (a) with respect to any SOFR Based Transaction, the SOFR Based Pricing Rate Determination Date and (b) with respect to any Transaction that is not a SOFR Based Transaction, the date on which the Pricing Rate is to be set, as determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (a) if such Benchmark is the SOFR Average or Term SOFR, 3:00 p.m. (New York city) time on the SOFR Based Pricing Rate Determination Date and (b) if such Benchmark is not the SOFR Average or Term SOFR, then the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Stated Facility Expiration Date” shall mean July 28, 2024 (or if such day is not a Business Day, the immediately succeeding Business Day) as such date may be extended pursuant to Article 3(h) of this Agreement.
(c)    The following definition is hereby added in Article 2 of the Repurchase Agreement:
“Fourth Amendment Closing Date” shall mean July 28, 2022.
(d)    The last sentence of Article 3(e) of the Repurchase Agreement beginning with “Notwithstanding anything in this Article 3(e) to the contrary…” is hereby deleted in its entirety.
(e)    Clauses (v) and (vi) of Article 3(g) of the Repurchase Agreement are hereby deleted in their entirety and replaced with the following.
(v)    Intentionally Omitted.
(vi)    Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to SOFR, the SOFR Average or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to SOFR, the SOFR Average or Term SOFR (or any other Benchmark) or have the same volume or liquidity as SOFR, the SOFR Average or Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g) or Article 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a SOFR Transition Event, the removal or lack thereof of unavailable or non-representative tenors of SOFR, the SOFR Average or Term SOFR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(iv) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Article 3(g) or Article 3(i).
(f)    Article 3(h) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following.
(h)    Extension Options. Seller shall have three (3) options to extend the Stated Facility Expiration Date to the anniversary of such date in the immediately succeeding year (or if such day is not a Business Day, the immediately succeeding Business Day) (each, an “Extension Term”); provided, that the exercise of each such extension option by Seller shall be subject to the following conditions precedent: (i) Seller shall have delivered to Buyer a written request to extend the then applicable Stated Facility Expiration Date not less than thirty (30) and not more than one hundred twenty (120) calendar days prior to the then applicable Stated Facility Expiration Date, (ii) on the date Seller delivers the written request to extend the Stated Facility Expiration Date and on the first day of each Extension Term, no Default or Event of Default has occurred and is continuing and no uncured Margin Deficit in the excess of the Margin Threshold then exists, (iii) the Minimum Portfolio Purchase Price Debt Yield is satisfied, (iv) on the first day of each Extension Term, Seller pays to Buyer any amount payable pursuant to the Fee Letter and (v) on the first day of the third Extension Term, no Purchased Asset is subject to a Transaction where the related Purchase Date occurred prior to July 28, 2023.
(g)    Exhibit III of the Repurchase Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
2.    Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
3.    Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.    Conditions Precedent. This Amendment and its provisions shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.    Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly after Buyer or Buyer’s counsel gives Seller an invoice for such expenses.
6.    Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.    Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
9.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures
10.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Article 19 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.
BUYER:
CITIBANK, N.A.
By: /s/ Lindsay DeChiaro
Name: Lindsay Dechiaro
Title: Authorized Signatory

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[Signature Page to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

SELLER:

NSREIT CB LOAN, LLC, a Delaware limited liability company By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President

CB LOAN NT-II, LLC, a Delaware limited liability company By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President

BRIGHTSPIRE CREDIT 3, LLC, a Delaware limited liability company By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President

BRIGHTSPIRE CREDIT 4, LLC, a Delaware limited liability company By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
BRIGHTSPIRE CREDIT 3EU, LLC, a Delaware limited liability company By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
[Signature Page to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

BRIGHTSPIRE CREDIT 3UK, LLC, a Delaware limited liability company By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President

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[Signature Page to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

GUARANTOR: BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President

[Signature Page to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

EXHIBIT A
EXHIBIT III
FORM OF CONFIRMATION STATEMENT
[DATE]
To:    [_________________________]
Re:    Amended and Restated Master Repurchase Agreement, dated as of April 26, 2019 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”) by and among NSREIT CB Loan, LLC, CB Loan NT-II, LLC, Brightspire Credit 3, LLC, Brightspire Credit 4, LLC, Brightspire Credit 3EU, LLC and Brightspire Credit 3UK, LLC, each a Delaware limited liability company (each such Person and any other Person when such Person joins as a Seller under the Repurchase Agreement from time to time, individually and/or collectively as the context may require, “Seller”) and Citibank, N.A. (“Buyer”).
Ladies and Gentlemen:
In accordance with Article 3(a) of the Repurchase Agreement, Buyer is pleased to deliver this written CONFIRMATION of its agreement to enter into a Transaction with you pursuant to which Buyer will purchase from you the Eligible Asset identified below and you will agree to repurchase such Eligible Asset from Buyer on the terms set forth herein and in accordance with the Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

Purchase Date:	__________, 20__
Eligible Asset(s):	As identified on attached Schedule 1
Aggregate Principal Amount of Eligible Asset(s):	As identified on attached Schedule 1
Governing Agreements:	As identified on attached Schedule 1
Repurchase Date:	__________, 20__
Purchase Price:	$/£/€
Repurchase Price:	As provided in the Repurchase Agreement.
Initial Market Value of Purchased Asset:	$/£/€
Purchase Price Debt Yield	__________________%

[Signature Page to Fourth Amendment to Amended and Restated Master Repurchase Agreement]

Pricing Rate:	[Term SOFR/SOFR Average] plus Applicable Spread of _______ basis points
Purchase Price Percentage: Effective Purchase Price Percentage:	_____% _____%
Amount of Seller’s Future Funding Obligations:	$
Purchase Price LTV:	_____%
Applicable Currency:	[U.S. Dollars/Euros]
[Purchase Date Spot Rate (U.S. Dollars):	[____]][1]
[Purchase Date Spot Rate (EUR):	[____]][2]
[Other Applicable Business Day:	As identified on attached Schedule 1][3]

Amount of Buyer’s Future Funding Advance Obligations:	$

    [FOR FUTURE FUNDING ADVANCE DRAW, IF APPLICABLE][In addition to the satisfaction of all terms and conditions set forth in the Repurchase Agreement, the pending Transaction shall be subject to the following conditions precedent:]

[FUTURE FUNDING ADVANCE DRAW CONDITIONS PRECEDENT TO BE ADDED]

Seller's Wiring Instructions:
Bank Name:	JP Morgan Chase Bank
ABA Number:	021-000-021
Account Number:	209-598-819
Reference:	Credit RE Operating Company, LLC

You hereby certify that the representations and warranties in Article 9 of the Repurchase Agreement (subject to any exceptions set forth in the Requested Exceptions Report attached hereto) are true and correct with respect to the Purchased Asset subject to this Confirmation on and as of the Purchase Date for this Transaction in all material respects (or, if any such
1 For Foreign Purchased Assets.
2 For Foreign Purchased Assets denominated in Euro where underlying Mortgaged Property is denominated in currency other than Euro.
3 For Foreign Purchased Assets, as necessary pursuant to clause (iii) of the definition of “Business Day”.
Ex. III-2

representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Please evidence your agreement to proceed with the proposed Transaction by promptly returning to Buyer a countersigned counterpart of this Confirmation.

CITIBANK, N.A.

By: Name: Title:

AGREED AND ACKNOWLEDGED:

[_________________________]

By: Name: Title:

Ex. III-3

Schedule 1 to Confirmation Statement

ASSET INFORMATION
Loan / Property Flag:
Number of Properties:
Borrower:
Property Name (for each property):
Property Address (for each property):
Origination Date:

Loan Amount:
Current Principal Balance            $______________
Maximum Principal Balance        $______________
Interest Rate:
Maturity Date:
Governing Agreements:

[Other Applicable Business Day:]

Ex. III-4